                                 EXHIBIT (23)(B)

                       CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 14, 1996, appearing on page 10 of The JPM Company's Annual Report on Form 10-K for the year ended September 30, 1996.



/s/ Price Waterhouse LLP
------------------------
PRICE WATERHOUSE LLP

Philadelphia, Pennsylvania
January 15, 1997